p o c inc.

PRECISION OPTICS CORPORATION
22 EAST BROADWAY
GARDNER, MASSACHUSETTS 01440-3338
Telephone 978 / 630-1800
Telefax 978 / 630-1487

PRECISION OPTICS CORPORATION ANNOUNCES SALE OF ITS CUSTOM OPTICAL THIN FILM PRODUCT LINE

NEWS RELEASE

FOR IMMEDIATE RELEASE **Tuesday, January 22, 2008**

GARDNER, Massachusetts – Precision Optics Corporation, Inc. (OTC Bulletin Board: POCI.OB), ("Precision Optics" or "POC") today announced the sale of its custom optical thin film product line to Optometrics Corporation, located in Ayer, MA, a subsidiary of Dynasil Corporation of West Berlin, NJ. This sale includes equipment used in the development and production of optical thin film filters. In addition to the $250,000 purchase price, Precision Optics will receive royalty payments over the next 3 years on sales of optical thin film products to existing customers over $300,000 annually.

The transaction is part of a major POC initiative to concentrate resources on its medical visualization business. Utilizing recently developed LENSLOCK™ and Microprecision™ proprietary technologies, POC is now bringing to the medical marketplace a number of next generation endoscope products, including a 5mm diameter Laparoscope utilizing LENSLOCK™ technology (patent pending), and a new product line of micro endoscopes with diameters as small as 0.5 millimeters. Precision Optics will continue to maintain an in-house thin film coating capability to support development and production of these and other POC products.

About Precision Optics
Precision Optics Corporation, Inc., a developer and manufacturer of advanced optical instruments since 1982, designs and produces high-quality medical instruments, micro-optics with characteristic dimensions less than 1 mm, and other advanced optical systems. The Company's medical instrumentation line includes laparoscopes, arthroscopes and endocouplers and a line of world-class 3-D endoscopes for use in minimally invasive surgical procedures. The Company continues to advance products through technical innovation, including development of: the next generation (patent pending) of 3-D endoscopes; the extension of Lenslock™ technology (patent pending) to its entire line of endoscopes; instrumentation utilizing the Company's micro-precision™ lens technology (patent pending) for optical components, assemblies and endoscopes under 1 mm. Precision Optics Corporation is registered to ISO 9001:2000, ISO 13485:2003, and CMDCAS Quality Standards, and complies with the FDA Good Manufacturing Practices and the European Union Medical Device Directive for CE Marking of its medical products. The Company's Internet Website is www.poci.com.

Forward-looking statements contained in this news release, including those related to the future success of Company's newly released products and products under development are made under "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 and involve a number of risks and uncertainties that could materially affect future results. These risks and uncertainties, many of which are not within the Company's control, include, but are not limited to, the uncertainty and timing of the successful development of the Company's new products; decisions by customers to place orders for the Company's products; the risks associated with reliance on a few key customers; the Company's ability to attract and retain personnel with the necessary scientific and technical skills; the timing and completion of significant orders; the timing and amount of the Company's research and development expenditures; the timing and level of market acceptance of customers' products for which the Company supplies components; performance of the Company's vendors; the ability of the Company to control costs associated with performance under fixed price contracts; the continued availability to the Company of essential supplies, materials and services; and the other risk factors and cautionary statements listed from time to time in the Company's periodic reports filed with the Securities and Exchange Commission, including but not limited to, the Company's Annual Report on Form 10-KSB for the year ended June 30, 2007.

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